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                                                                     EXHIBIT 23


                       Consent of Independent Auditors


We consent to the incorporation by reference in this amended Annual Report on Form 10-K/A of Carmike Cinemas, Inc. for the year ended December 31, 1996, of our report dated February 3, 1997, included in the 1996 Annual Report to Shareholders of Carmike Cinemas, Inc. and subsidiaries.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-13723 and Form S-8 No. 33-48011) pertaining to the stock option plan of Carmike Cinemas, Inc. and subsidiaries of our report dated February 3, 1997, included in the 1996 Annual Report to Shareholders of Carmike Cinemas, Inc. and subsidiaries which is incorporated by reference in the amended Annual Report on Form 10-K/A of Carmike Cinemas, Inc. for the year ended December 31, 1996.





                                                        /s/ ERNST & YOUNG LLP


Columbus, Georgia
October 31, 1997